DIRECTV

EXHIBIT 23

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

        We consent to the incorporation by reference in Registration Statement Nos. 333-163226 and 333-163227 of our reports dated February 25, 2011 relating to the consolidated financial statements and financial statement schedule of DIRECTV and the effectiveness of DIRECTV's internal control over financial reporting appearing in this Annual Report on Form 10-K of DIRECTV for the year ended December 31, 2010.

/s/ DELOITTE & TOUCHE LLP

Los Angeles, California

February 25, 2011